Exhibit 99.1

Kopin Corporation Provides Business Update and First-Quarter 2014 Operating Results

Strong customer interest in Kopin’s wearable technology

Strategic transition progressing on schedule

WESTBOROUGH, Mass.--(BUSINESS WIRE)--May 6, 2014--Kopin Corporation (NASDAQ: KOPN), a leading developer of innovative wearable computing technologies and solutions, today provided an update on its business initiatives and reported financial results for the first quarter ended March 29, 2014.

“The wearable technology ecosystem is growing, and there were many exciting new developments across the spectrum of wearable devices in the first quarter. For example, Microsoft and Intel made investments in wearable technology companies, and Samsung as well as many smaller players showed signs of a strong commitment to wearables,” said Dr. John C.C. Fan, Kopin’s President and Chief Executive Officer. “These events, as well as our own very successful wearable technology conference in February, demonstrate that the momentum is building, and we are positioning ourselves to be a key player in the technology ecosystem that is developing.”

“The first quarter has been extremely busy, both with our product development and working with our current and potential partners,” said Dr. John C.C. Fan. “We added marketing and business development personnel and we have commenced the production readiness process in anticipation of ramping in the second half of 2014.”

“With the depth and breadth of our product offerings and customer support capabilities, Kopin is uniquely positioned to partner with enterprise, industrial and consumer-focused customers to help them bring their products to market efficiently,” Dr. Fan added. “With a strong cash and marketable security position of a $106 million and a debt-free balance sheet we are well-positioned to execute on our strategy.”

First Quarter Financial Results and Outlook

Total revenues for the first quarter ended March 29, 2014, were $4.7 million, compared with $6.3 million for the first quarter of 2013, primarily reflecting a decline in sales of display products for military applications, partially offset by an increase in sales of components for wearable applications.

Research and development expenses for the first quarter were $5.1 million compared with $4.2 million for the first quarter of 2013, reflecting an increase in costs to develop our wearable and military technologies.

Selling, general and administrative expenses were $5.0 million in the first quarter of 2014, compared with approximately $5.7 million in the same period of 2013, reflecting a decrease in stock compensation expense.

Net loss for the first quarter of 2014 was $9.1 million, or $0.15 per share, compared with net income of $21.6 million, or $0.34 per share, for the same period of 2013. Net income for the 2013 period reflected the gain of $20.2 million on the Company’s January 2013 sale of its III-V product line including all of its equity interests in Kopin Taiwan Corporation to IQE Plc.

Kopin continues to expect full-year 2014 revenue in the range of $18 million to $22 million and a consolidated net loss in the range of $32 million to $40 million for the 12 months ending December 27, 2014. Kopin estimates it will use between $28 million and $32 million to fund operations for the fiscal year 2014 excluding the effects of working capital, and other investing and financing activities.

Financial Results Conference Call

In conjunction with its first quarter 2014 financial results, Kopin will host a teleconference call for investors and analysts at 5:00 p.m. ET today. To participate, please dial (877) 709-8150 (U.S. and Canada) or (201) 689-8354 (International). The call will also be available as a live and archived audio webcast on the “Investors” section of the Kopin website, www.kopin.com.

About Kopin

Kopin is a leading developer and provider of innovative wearable technologies and solutions. Kopin’s technology portfolio includes ultra-small displays, optics, speech enhancement technology, software, low-power chipsets, and ergonomically designed headset computing systems. Kopin's proprietary components and technology are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

Kopin, CyberDisplay and Golden-i are trademarks of Kopin Corporation.

Forward-Looking Statements

Statements in this news release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements relating to the Company transforming its business model from one that has been primarily commodity-based to one powered by providing innovative solutions for wearable devices; the new business model can generate substantially higher gross margins; the Company’s plans to make strategic investments in its establish itself to be the preeminent developer of components and solutions in the wearable technology market; and the Company’s expectation that its full-year 2014 revenue will be in the range of $18 million to $22 million; its net loss for full-year 2014 will be in the range of $32 million to $40 million and that it will use between $28 million and $32 million to fund operations for the fiscal year 2014, excluding the effects of working capital, and other investing and financing activities. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: it may take longer than the Company estimates to develop products; the Company’s products may not be accepted by the market place; the Company’s 2014 financial expectations may turn out to be wrong; there may be issues that prevent the adoption or further development of the Company’s wearable computing technologies; manufacturing, marketing or other issues may prevent either the adoption or acceptance of products; the Company might be adversely affected by competitive products and pricing; new product initiatives and other research and development efforts may be unsuccessful; the Company could experience the loss of significant customers; costs to produce the Company’s products might increase significantly, or yields could decline; the Company’s customers might be unable to ramp production volumes of its products, or the Company’s product forecasts could turn out to be wrong; manufacturing delays, technical issues, economic conditions or external factors may prevent the Company from achieving its financial guidance; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 28, 2013, and the Company’s subsequent filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended

	March 29, 2014	March 30, 2013
Display Revenues by Category (in millions)
Military Applications	$1.0	$3.0
Consumer Electronics Applications	0.8	1.6
Industrial Applications	0.8	0.4
Wearable Applications	1.6	0.6
Research and Development	0.5	0.7
Total	$4.7	$6.3

Stock-Based Compensation Expense
Continuing Operations
Cost of component revenues	$230,000	$54,000
Research and development	333,000	53,000
Selling, general and administrative	564,000	1,399,000
	$1,127,000	$1,506,000

Other Financial Information
Depreciation and amortization	$933,000	$1,095,000
Capital expenditures	$444,000	$308,000
Treasury stock purchases	$299,000	$-

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Revenues:
Component revenues	$4,227,760	$5,568,023
Research and development revenues	467,010	751,061
	4,694,770	6,319,084
Expenses:
Cost of component revenues	4,225,449	5,964,409
Research and development	5,086,284	4,247,556
Selling, general and administrative	4,996,802	5,749,113
	14,308,535	15,961,078

Loss from operations	(9,613,765)	(9,641,994)

Other income (expense), net	479,751	(2,131,416)

Loss before benefit for income taxes, equity loss in	(9,134,014)	(11,773,410)
unconsolidated affiliate and net (income) loss from noncontrolling interest

Benefit for income taxes	143,000	13,040,000

(Loss) income before equity loss in unconsolidated affiliate and net	(8,991,014)	1,266,590
(income) loss from noncontrolling interest

Equity loss in unconsolidated affiliate	(102,305)	(99,088)

(Loss) income from continuing operations	(9,093,319)	1,167,502
Income from discontinued operations, net of tax	-	20,196,888
Net (loss) income	(9,093,319)	21,364,390

Net (income) loss attributable to noncontrolling interest	(41,097)	269,419

Net (loss) income	$(9,134,416)	$21,633,809

Net (loss) income per share:
Basic
Continuing operations	$(0.15)	$0.02
Discontinued operations	-	0.32
Net (loss) income per share	$(0.15)	$0.34
Diluted
Continuing operations	$(0.15)	$0.02
Discontinued operations	-	0.32
Net (loss) income per share	$(0.15)	$0.34

Weighted average number of common shares outstanding:
Basic	62,530,202	63,935,508
Diluted	62,530,202	63,935,508

Kopin Corporation
Condensed Consolidated Balance Sheets

	March 29, 2014	December 28, 2013
ASSETS
Current assets:
Cash and marketable securities	$106,145,822	$112,729,201
Accounts receivable, net	2,367,728	2,388,461
Inventory	2,361,018	3,078,055
Prepaid and other current assets	837,157	1,412,285

Total current assets	111,711,725	119,608,002

Equipment and improvements, net	5,350,375	6,034,963
Other assets	5,148,462	5,622,092
Note receivable	14,883,334	14,866,666

Total assets	$137,093,896	$146,131,723

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,147,886	$3,868,865
Accrued expenses	6,037,133	6,822,556
Billings in excess of revenue earned	665,172	547,681

Total current liabilities	10,850,191	11,239,102

Lease commitments	332,502	329,435

Total Kopin Corporation stockholders' equity	125,910,250	134,553,247
Noncontrolling interest	953	9,939
Total stockholders' equity	125,911,203	134,563,186
Total liabilities and stockholders' equity	$137,093,896	$146,131,723

CONTACT:
Kopin Corporation
Richard Sneider
Treasurer and Chief Financial Officer
Phone: (508) 824-6696
Email: Richard_Sneider@kopin.com
or
Edelman
Geoffrey Mogilner
Vice President
Phone: (312) 233-1271
Email: geoffrey.mogilner@edelman.com